UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 25, 2012

Capital Southwest Corporation

(Exact Name of Registrant as Specified in Its Charter)

Texas

(State or Other Jurisdiction of Incorporation)

814-61	75-1072796
(Commission File Number)	(IRS Employer Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of Principal Executive Offices)	(Zip Code)

(972) 233-8242

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 25, 2012, the Board of Directors (the “Board”) of Capital Southwest Corporation (the “Company”) appointed T. Duane Morgan as a member of the Board to fill a vacancy.  Mr. Morgan was also elected to serve as a member of the both the Compensation Committee and the Nominating and Governance Committee.

T. Duane Morgan, 62, is an investor with broad experience in the energy sector.  He is the former President of the Engineered Products Group of Gardner Denver, a leading global manufacturer of highly engineered products.

Mr. Morgan has served on the board of directors of the Valve Manufacturers Association, as well as several private and civic boards.  Mr. Morgan earned a Bachelor of Science degree in Mathematics from McNeese State University, and a Master of Business Administration degree from Louisiana State University.

Mr. Morgan qualifies as an independent director under Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and the Amended and Restated By-Laws of the Company.

Item 9.01Financial Statements and Exhibits.

(a)	None.
(b)	None.
(c)	None.
(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 25, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2012

CAPITAL SOUTHWEST CORPORATION

By: /s/Gary L. Martin
Gary L. Martin
Chairman and Chief Executive Officer

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